Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of CIM Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying combined and consolidated balance sheets of CIM Group Management, LLC and CIM Group Investments, LLC (the “Contributed Entities”), which are under common ownership and common management, as of December 31, 2025 and 2024, the related combined and consolidated statements of operations, equity, and cash flows for each of the three years in the period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Contributed Entities as of December 31, 2025 and 2024, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Contributed Entities’ management. Our responsibility is to express an opinion on the Contributed Entities’ financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Contributed Entities in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Contributed Entities are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Contributed Entities’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Deloitte & Touche LLP

Los Angeles, California
September 4, 2026

We have served as the Contributed Entities’ auditor since 2012.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
COMBINED AND CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)

Assets:
Cash and cash equivalents	$66,032	$87,928	$26,311
Investments	629,304	640,581	560,105
Management fees and other receivables from related parties	117,467	133,338	129,860
Other assets, net	58,945	56,232	35,946
Contract assets, net	113,583	112,567	92,451
Goodwill	108,677	108,677	108,677
Total assets	$1,094,008	$1,139,323	$953,350

Liabilities:
Credit facilities and notes payable, net	$353,851	$335,711	$269,854
Accrued expenses and other liabilities	71,537	118,429	101,323
Contract liabilities	34,909	35,541	34,210
Performance allocations and incentive fee compensation payable	9,943	9,717	9,167
Due to related parties	9,841	6,592	10,459
Total liabilities	480,081	505,990	425,013
Commitments and contingencies (Note 6)

Equity:
Members' equity	613,927	633,333	512,430
Total members' equity	613,927	633,333	512,430

Noncontrolling interests in consolidated entities	—	—	15,907
Total equity	613,927	633,333	528,337
Total liabilities, noncontrolling interests and members' equity	$1,094,008	$1,139,323	$953,350
The accompanying notes are an integral part of these combined and consolidated financial statements.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)

Revenues:
Management fees and other	$101,922	$105,865	$487,355	$453,006	$499,527
Performance allocations revenue	1,894	5,453	16,318	12,108	—
Revenues from consolidated investments	1,525	1,121	9,659	3,610	2,001
Income (loss) from equity-method investments	5,445	3,808	62,468	93,748	(54,059)
Total revenues	110,786	116,247	575,800	562,472	447,469

Expenses:
General and administrative	18,905	18,030	77,813	77,572	84,445
Compensation and benefits	63,154	67,534	252,140	250,810	247,391
Performance allocations expense	757	396	2,309	3,298	(465)
Expenses from consolidated investments	233	360	1,476	1,377	637
Interest expense, net	6,146	5,136	23,328	16,264	14,570
Total expenses	89,195	91,456	357,066	349,321	346,578

Other income (loss):
Net realized and unrealized losses and impairments	—	—	(555)	(32,210)	(1,189)
Total other income (loss)	—	—	(555)	(32,210)	(1,189)

Net income	21,591	24,791	218,179	180,941	99,702
Net income allocated to noncontrolling interest in consolidated entities	—	356	1,532	1,585	1,848
Net income attributable to the Contributed Entities	$21,591	$24,435	$216,647	$179,356	$97,854
The accompanying notes are an integral part of these combined and consolidated financial statements.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
COMBINED AND CONSOLIDATED STATEMENTS OF EQUITY
(in thousands)

	Members’ Equity	Noncontrolling Interests in Consolidated Entities	Total Equity
Balance as of January 1, 2023	$540,388	$13,981	$554,369
Distributions	(145,500)	(2,515)	(148,015)
Equity-based compensation	2,366	—	2,366
Net income	97,854	1,848	99,702
Balance as of December 31, 2023	$495,108	$13,314	$508,422
Contributions	—	2,756	2,756
Distributions	(164,400)	(1,748)	(166,148)
Equity-based compensation	2,366	—	2,366
Net income	179,356	1,585	180,941
Balance as of December 31, 2024	$512,430	$15,907	$528,337
Contributions	—	7,317	7,317
Deconsolidation of noncontrolling interests	—	(10,073)	(10,073)
Distributions	(99,000)	(14,683)	(113,683)
Equity-based compensation	3,256	—	3,256
Net income	216,647	1,532	218,179
Balance as of December 31, 2025	$633,333	$—	$633,333

	Three Months Ended March 31, 2025
	Members’ Equity	Noncontrolling Interests in Consolidated Entities	Total Equity
	(Unaudited)
Balance as of January 1, 2025	$512,430	$15,907	$528,337
Distributions	(27,000)	(427)	(27,427)
Equity-based compensation	814	—	814
Net income	24,435	356	24,791
Balance as of March 31, 2025	$510,679	$15,836	$526,515

	Three Months Ended March 31, 2026
	Members’ Equity	Noncontrolling Interests in Consolidated Entities	Total Equity
	(Unaudited)
Balance as of January 1, 2026	$633,333	$—	$633,333
Distributions	(41,500)	—	(41,500)
Equity-based compensation	503	—	503
Net income	21,591	—	21,591
Balance as of March 31, 2026	$613,927	$—	$613,927
The accompanying notes are an integral part of these combined and consolidated financial statements.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)

Cash flows from operating activities:
Net income	$21,591	$24,791	$218,179	$180,941	$99,702
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization, net	3,214	2,872	11,808	11,499	9,619
Amortization of deferred financing costs	366	345	1,445	1,457	1,205
Equity-based compensation	503	814	3,256	2,366	2,366
(Income) loss from equity-method investments	(5,445)	(3,808)	(62,468)	(93,748)	54,059
Interest income accretion	(212)	(306)	(6,225)	(2,024)	(823)
Net realized and unrealized losses and impairments	—	—	555	32,210	1,189
Performance allocations, net	(1,134)	(5,057)	(14,009)	(6,686)	387
Incentive fees settled as investments at fair value	—	(61)	(56,646)	(10,023)	(41,915)
Changes in operating assets and liabilities:
Management fees and other receivables from related parties	15,824	87	(3,485)	(33,057)	39,487
Other assets	(2,836)	(3,131)	1,805	1,547	5,339
Accrued expenses and other liabilities	(46,892)	(39,895)	(219)	(14,455)	10,538
Contract assets	(2,349)	(840)	(14,963)	(8,670)	(23,942)
Contract liabilities	(632)	(278)	1,331	(740)	33,022
Due to related parties	3,249	2,918	421	(1,000)	2,317
Performance allocations and incentive fee compensation payable	30	(35)	(250)	(375)	(610)
Net cash (used in) provided by operating activities	(14,723)	(21,584)	80,535	59,242	191,940
Cash flows from investing activities:
Purchases of property and equipment	(600)	(1,336)	(5,397)	(3,676)	(2,975)
Additions to investments	(5,255)	(3,883)	(67,135)	(72,713)	(60,718)
Proceeds from investments	22,182	2,773	96,870	73,016	38,772
Net cash provided by (used in) investing activities	16,327	(2,446)	24,338	(3,373)	(24,921)
Cash flows from financing activities:
Distributions	(41,500)	(27,000)	(99,000)	(164,400)	(145,500)
Proceeds from borrowings	91,000	82,000	197,300	194,000	150,737
Repayments of borrowings	(73,000)	(36,000)	(132,000)	(91,000)	(186,030)
Deferred financing costs paid	—	(2,159)	(2,190)	(450)	(2,314)
Distributions to noncontrolling interests	—	(427)	(14,683)	(1,748)	(2,515)
Contributions from noncontrolling interests	—	—	7,317	2,756	—
Net cash (used in) provided by financing activities	(23,500)	16,414	(43,256)	(60,842)	(185,622)
Net (decrease) increase in cash and cash equivalents	(21,896)	(7,616)	61,617	(4,973)	(18,603)
Cash and cash equivalents, beginning of period	87,928	26,311	26,311	31,284	49,887
Cash and cash equivalents, end of period	$66,032	$18,695	$87,928	$26,311	$31,284
The accompanying notes are an integral part of these combined and consolidated financial statements.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Accrued deferred financing costs	$—	$15	$6	$1	$7
Assignment of investments in satisfaction of due to related party	$—	$—	$4,288	$—	$—
Elimination of noncontrolling interests upon redemption of controlling interests in exchange for investments	$—	$—	$10,073	$—	$—
Additions to notes payable and investments	$—	$—	$—	$20,105	$—
New right-of-use assets obtained in exchange for operating lease liabilities	$—	$16,202	$17,319	$534	$614
Additions to management fees and other receivables from related parties and investments	$47	$7	$7	$3	$1,345

Supplemental Cash Flow Disclosures:
Interest paid	$8,917	$7,075	$21,320	$14,260	$13,208
Cash paid for taxes	$116	$39	$113	$172	$319
The accompanying notes are an integral part of these combined and consolidated financial statements.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
(information as of March 31, 2026, and for the three months ended March 31, 2026 and 2025 is unaudited)
NOTE 1 — ORGANIZATION AND BUSINESS
CIM Group Investments, LLC is a Delaware limited liability company that was organized on December 10, 2021, and was a wholly-owned subsidiary of CIM Group, LLC, a Delaware limited liability company, prior to the Transactions (described and defined below). CIM Group Management, LLC is a Delaware limited liability company that was organized on December 10, 2021, and was a wholly-owned subsidiary of CIM Group Management Holdings, LLC, a Delaware limited liability company (“Holdings”), a subsidiary of CIM Group, LLC prior to the Transactions. CIM Group Management, LLC and CIM Group Investments, LLC are collectively referred to as the “Contributed Entities.”
CIM Group Management, LLC, through its subsidiaries, provides real assets management and related real assets services such as property management, development management, leasing, and sales brokerage services primarily to related parties and conducts related business activities. Substantially all of CIM Group Management, LLC’s revenues and related accounts receivable are earned from funds and entities being managed by CIM Group Management, LLC either directly or indirectly.
Subsidiaries of CIM Group Management, LLC serve as the general partner and/or manager of various funds, managed accounts, and co-investment entities (individually, a “Fund”, and collectively, the “Funds”) and/or their respective subsidiaries. The Funds, which are generally organized as passthrough entities or real estate investment trusts (“REITs”) for income tax purposes, were generally formed for the purpose of allowing qualified partners and co-investors to invest in real estate, credit and/or infrastructure assets.
On March 25, 2022, and effective as of December 31, 2021, CIM Group, LLC, restructured so as to bifurcate its operating assets from its portfolio of real estate, credit and infrastructure assets. As such, CIM Group, LLC contributed certain assets to CIM Group Investments, LLC, and certain operating assets and liabilities to CIM Group Management, LLC. As part of the restructuring, CIM Group Management, LLC issued a $66.0 million promissory note to CIM Group Investments, LLC, which was fully repaid during the year ended December 31, 2024.
Certain subsidiaries of CIM Group Management, LLC (collectively, the “Managers”) also entered into a management agreement with CIM Group Investments, LLC pursuant to which the Managers provide management services to CIM Group Investments, LLC, including accounting, tax and legal services and other services related to the administration and management of the assets held directly or indirectly by CIM Group Investments, LLC.
TRANSACTIONS
On June 24, 2026, CIM Real Estate Finance Trust, Inc., which changed its name to CIM Group, Inc. on June 26, 2026, entered into a contribution and subscription agreement (the “Contribution Agreement”) with CIM Finance Holdings, LP (“CMFH”) and CIM Group Holdings, LLC (“CMGH”), a subsidiary of CIM Group, LLC. Pursuant to the Contribution Agreement, CIM Group, Inc. entered into a series of transactions (the “Transactions”) to acquire the real assets management business and portfolio of real estate, credit and infrastructure assets conducted through the Contributed Entities and to establish CIM Group, Inc. as a diversified owner, operator, lender, developer and real assets management platform. The Transactions were completed on June 24, 2026.
In connection with the Transactions, CIM Group, Inc. reorganized its ownership structure through CMFH, to which CMGH contributed all of the issued and outstanding equity interests of the Contributed Entities. As consideration, CMGH received 907,376,073.663 newly issued CMFH Class A limited partnership units (“CMFH Class A LP Units”) and 907,376,073.663 shares of a newly created series of special voting preferred stock, $0.01 par value per share, of CIM Group, Inc. (“Special Voting Preferred Shares”), representing 67.5% of the economic and voting ownership of the combined company immediately following the closing of the Transactions.
The remaining 32.5% economic and voting ownership of the combined company is owned by CIM Group, Inc.’s pre-transaction stockholders through (i) their continued ownership of the issued and outstanding shares of CIM Group, Inc. and (ii) CIM Group, Inc.’s retaining 436,884,776.208 limited partnership units in CMFH (“CMFH Class B LP Units”) representing a 32.5% economic ownership of CMFH.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The summary of significant accounting policies presented below is designed to assist in understanding the Contributed Entities’ combined and consolidated financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying combined and consolidated financial statements.
Principles of Consolidation and Basis of Presentation
The combined and consolidated financial statements for the Contributed Entities have been prepared in accordance with GAAP.
The accompanying combined and consolidated financial statements include the accounts of the Contributed Entities and their wholly-owned subsidiaries. The Contributed Entities are under common ownership control and the accompanying combined and consolidated financial statements present the Contributed Entities as if they had operated as a single reporting entity for all periods presented. All intercompany balances and transactions have been eliminated in consolidation.
In determining whether the Contributed Entities have controlling interests in an entity and are required to consolidate the accounts in that entity, the Contributed Entities analyze their investments in accordance with standards set forth in GAAP to determine whether the entities are variable interest entities (“VIEs”), and if so, whether the Contributed Entities are the primary beneficiary. The Contributed Entities’ judgment with respect to their level of influence or control over an entity and whether the Contributed Entities are the primary beneficiary of a VIE involves consideration of various factors, including the form of the Contributed Entities’ ownership interest, the Contributed Entities’ voting interest, the size of the Contributed Entities’ investment (including loans), and the Contributed Entities’ ability to participate in major policy-making decisions. The Contributed Entities will reassess their initial evaluation of whether an entity is a VIE when certain reconsideration events occur. The Contributed Entities’ ability to correctly assess their influence or control over an entity affects the presentation of these entities in the Contributed Entities’ combined and consolidated financial statements.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined and consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management’s estimates are based on historical experience and other factors, including expectations of future events that management believes to be reasonable under the circumstances. Assumptions and estimates regarding the valuation of investments and their resulting impact on performance allocations involve a higher degree of judgment and complexity and these assumptions and estimates may be significant to the combined and consolidated financial statements and the resulting impact on performance allocations.
Cash and Cash Equivalents
Cash and cash equivalents include cash in bank accounts, as well as investments in highly-liquid money market funds. The Contributed Entities deposit cash with several high-quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company (“FDIC”) up to an insurance limit of $250,000. At times, the Contributed Entities’ cash and cash equivalents may exceed federally insured levels. Although the Contributed Entities bear risk on amounts in excess of those insured by the FDIC, they have not experienced and do not anticipate any losses due to the high quality of the institutions where the deposits are held.
Revenue Recognition - Real Assets Management Activities
Revenues from real assets management activities primarily consist of management fees, reimbursements from the Contributed Entities’ Funds and affiliates, incentive fees and performance allocations. Revenue from real assets management activities consists of the following (in thousands):

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)
Management fees and servicing fees	$63,914	$63,212	$265,652	$270,664	$300,055
Reimbursements	35,382	40,687	155,046	162,715	153,320
Incentive fees	2,626	1,966	66,657	19,627	46,152
Total management fees and other	101,922	105,865	487,355	453,006	499,527

Performance allocations revenue	1,894	5,453	16,318	12,108	—

Total real assets management revenues	$103,816	$111,318	$503,673	$465,114	$499,527
Management Fees and Other
Management fees and servicing fees and incentive fees are accounted for as contracts with customers. Under the guidance for contracts with customers, an entity is required to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when (or as) the entity satisfies a performance obligation. In determining the transaction price, an entity may include variable consideration only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved.
Management Fees and Servicing Fees — The Contributed Entities provide real assets management and related real property services including property management, development management, leasing, sales brokerage, acquisition, and disposition services, as well as advisory, security sales, and dealer management services. All management fees are based on contractual terms specified in the underlying agreements. Accrued but unpaid management fees as of the reporting date are included in management fees and other receivables from related parties in the combined and consolidated balance sheets.
The Contributed Entities, through their subsidiaries, serve as manager of the Funds. In exchange for managing the Funds and their assets and for providing their full array of integrated real property services, the Contributed Entities are entitled to receive management fees generally up to 2.0% per annum of the net asset value, gross asset value, invested capital, and/or committed capital, and, in some cases, an additional percentage of net operating income, as identified in the applicable agreements. The Contributed Entities record revenue related to these fees as services are performed.
Property management fees are earned under the terms of the underlying property management agreements. These fees are based upon a percentage, generally up to 5.0%, of the revenues generated by the properties under management.
As most of the contractual terms and conditions set forth in individual agreements for each development project are complex and unique, the Contributed Entities must often use judgment to determine the timing of revenue recognition of development management fees. These fees are recognized monthly when specific criteria have been met per the underlying agreements. For most of the projects, the Contributed Entities generally charge development management fees of up to 4.0% of the aggregate project costs expended prior to or during the term of the agreement and also earn fees based on the project’s profitability.
Commissions on leases are earned and recognized in full when the lease is executed, unless it is deemed probable, in accordance with the Contributed Entities’ estimates and judgment, that a significant reversal of revenue will occur. Based on the terms and conditions of a commission agreement, the Contributed Entities generally collect a portion of a lease commission upon the execution of the lease agreement by the tenant and landlord, with the remaining portion of the lease commission collected at a later date, typically upon tenant occupancy or first payment of rent.
Sales commissions are earned under the terms of the underlying brokerage agreements. These fees are based upon a percentage, generally up to 6.0%, of the aggregate dollar amount of the sale of condominium units at a project.
Certain subsidiaries of the Contributed Entities are registered with the U.S. Securities and Exchange Commission (the “SEC”) as broker-dealers and are members of the Financial Industry Regulatory Authority (“FINRA”). These subsidiaries provide distribution-related services for certain Funds, including acting as dealer manager, principal distributor or placement agent in connection with securities offerings conducted by such Funds. As compensation for these services, the Contributed

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

Entities may earn selling commissions, dealer manager fees and stockholder servicing fees in accordance with the terms of the applicable distribution and dealer manager agreements.
The Contributed Entities’ registered broker-dealer subsidiaries may receive selling commissions based on the gross offering proceeds related to the sale in primary offerings of common and preferred stock of certain Funds that are managed by subsidiaries of the Contributed Entities. The Contributed Entities reallow 100% of selling commissions earned to participating broker-dealers. No selling commissions are paid to the Contributed Entities or other broker-dealers with respect to shares issued under distribution reinvestment plans, under which the stockholders may elect to have distributions reinvested in additional shares. The Contributed Entities record securities sales commissions as revenue upon the sale of the common stock and preferred stock.
Through their registered broker-dealer subsidiaries, the Contributed Entities also serve as dealer manager or principal distributor for certain Funds pursuant to dealer manager agreements. In return, the Contributed Entities receive dealer manager and stockholder servicing fees. Dealer manager fees may be received upfront based on the gross offering proceeds related to the sale of shares or in arrears based on the net asset value for each class of common stock. Stockholder servicing fees are received in arrears based on the net asset value for each class of common stock. The Contributed Entities record upfront dealer manager fees upon the sale of shares. Stockholder servicing fees and dealer manager fees received in arrears are recorded as revenue when the fees are fixed or determinable.
The Contributed Entities earn acquisition fees related to the acquisition, development, or construction of properties on behalf of certain Funds and other affiliates. In addition, the Contributed Entities earn disposition fees related to the sale of one or more properties, including those held indirectly through unconsolidated joint ventures, and other affiliates. The Contributed Entities record revenue related to acquisition and disposition fees upon completion of a transaction or when the Contributed Entities determine they have fulfilled their performance obligations.
Reimbursements — The Contributed Entities incur costs on behalf of the assets owned by the Funds and receive reimbursement of payroll, general and administrative expenses, and other related costs that are incurred in connection with services or functions provided or made available to a Fund and/or its assets.
Incentive Fees — Contractual fees earned based on the performance of certain Funds (“Incentive Fees”) are a form of variable consideration in the Contributed Entities’ contracts with customers to provide real assets management services. Incentive Fees are earned based on Fund performance during a contractual period, subject to the achievement of minimum return levels, or high-water marks, in accordance with the respective terms set out in the applicable Fund’s governing agreements. Incentive Fees are not recognized as revenue until (a) it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur, or (b) the uncertainty associated with the variable consideration is subsequently resolved.
Performance Allocations
Performance Allocations are made to the general partner or a special limited partner (“SLP”) based on cumulative Fund performance to date, subject to a preferred return to limited partners. The performance allocations vary by Fund structure and strategy. For most Funds, the performance allocations generally represent up to 20.0% of the Funds’ cumulative net returns, subject to a preferred return generally ranging from 8.0% to 10.0%, as defined in the applicable governing documents of the related Funds.
Performance allocations are accounted for as variable consideration arising from contracts with customers under Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), as the Contributed Entities earn such amounts in their capacity as manager to the underlying Funds. Accordingly, performance allocations are not recognized through the Contributed Entities’ share of earnings of the underlying Funds under the equity method of accounting.
Performance allocations are recorded as revenue when it is determined that a significant reversal of cumulative revenue recognized is no longer probable or upon the termination of the applicable Fund. In making this determination, the Contributed Entities evaluate the probability of a significant reversal based on the applicable Fund’s cumulative performance and the contractual terms governing the performance allocation. The Contributed Entities apply a practical expedient for the portfolio of contracts with similar characteristics because the Contributed Entities expect that the effects of applying the guidance on a portfolio basis would not differ materially from applying the guidance on an individual contract-by-contract basis.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

Revenue Recognition - Strategic Holding Activities
Income from Equity-Method Investments
The Contributed Entities record income from equity-method investments based on their proportionate share of the underlying earnings or losses of the equity-method investees. Realized gains and losses recognized from sales and dispositions of underlying investments and net investment income earned from the operating activities of the equity-method investees are presented in the combined and consolidated statements of operations in income from equity-method investments. Income from equity-method investments also includes changes in the fair value of the underlying investments of the equity-method investees. Since the Contributed Entities recognize income as it is earned by the equity-method investees, the eventual payment of dividends is accounted for as a reduction of carrying value in the investment account.
Revenues from Consolidated Investments
Revenues from consolidated investments primarily include rental and other property income from consolidated real estate assets and interest income from consolidated credit investments.
Revenue from Rental Activities — Rental and other property income is included in revenues from consolidated investments in the combined and consolidated statements of operations. Fixed rental income from operating leases is recognized on a straight-line basis over the applicable lease term. For properties acquired with existing leases, the lease term is considered to commence on the acquisition date for purposes of recognizing rental income. Variable rental and other property income consists primarily of tenant reimbursements for recoverable real estate taxes and property operating expenses and is recognized in the period in which the related expenses are incurred. Other variable rental income, including percentage rent, is recognized when the applicable contractual thresholds are achieved.
The Contributed Entities assess the collectability of lease payments and tenant reimbursements based on the tenant’s payment history, financial condition and relevant business and economic conditions. If collectability is not probable, previously recognized amounts are reversed against rental and other property income and subsequent revenue is recognized on a cash basis until collectability becomes probable.
Revenue from Lending Activities — Interest income from the Contributed Entities’ credit investments is included in revenues from consolidated investments in the combined and consolidated statements of operations. Interest income is generally recognized using the effective interest method.
Expenses
Expenses are recognized as incurred and consist of general and administrative costs, compensation and benefits, performance allocations expense, expenses from consolidated investments and interest expense.
General and Administrative — General and administrative expenses primarily include professional fees, travel and related expenses, rent and facilities charges, reallowed selling commissions, subadvisor fees, organizational costs, placement fees, depreciation and amortization of fixed assets, and other administrative overhead costs.
Compensation and Benefits — Compensation and benefits consist of employee compensation, comprised of salary and bonus, and benefits paid and payable to employees and principals.
Compensation and benefits also includes incentive fee bonus compensation, which consists of compensation paid and payable to employees and principals based on incentive fees.
Performance Allocations Expense — Performance allocations expense consists of profit participation interests granted to, or paid and payable to, employees and principals in respect of performance allocations. The compensation may be structured as a fixed percentage and may be subject to vesting and continued employment or service. Other limitations may apply to the compensation as set forth in the applicable governing documents. Performance allocations compensation is expensed over its anticipated life.
Expenses from Consolidated Investments — Expenses from consolidated investments consist primarily of property operating expenses, real estate taxes, asset-level operating costs, costs associated with managing properties, and other expenses directly related to the Contributed Entities’ strategic holdings portfolio.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

Contract Assets, Net
Contract assets, net consists of the following (in thousands):

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)

Management fees and other	$8,864	$8,532	$9,378
Performance allocations	41,210	39,316	22,995
Third-party placement fees	34,634	34,384	34,283
Compensation	44,915	45,134	43,504
Other	19,270	17,860	7,752
Total	148,893	145,226	117,912
Less: accumulated amortization	(35,310)	(32,659)	(25,461)
Total contract assets, net	$113,583	$112,567	$92,451
The following table summarizes the amortization expense related to contract assets for the three months ended March 31, 2026 and 2025, and the years ended December 31, 2025, 2024 and 2023 (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)

Third-party placement fees and other (1)	$1,423	$1,138	$4,819	$4,371	$3,115
Compensation (2)	$1,240	$1,177	$4,837	$4,702	$4,106
____________________________________
(1)Included in general and administrative expenses in the combined and consolidated statements of operations.
(2)Included in compensation and benefits expenses in the combined and consolidated statements of operations.
Contract assets include amounts recognized as revenue for which the Contributed Entities’ right to payment is conditioned on something other than the passage of time, but which condition should not constrain revenue recognition. The related revenue streams were accelerated and recorded as contract assets when earned, as determined in accordance with ASC 606.
Additionally, in accordance with ASC 340, Other Assets and Deferred Costs, which addresses the accounting for costs incurred as part of obtaining or fulfilling a contract with a customer, the Contributed Entities record deferred expenses as contract assets. As such, the Contributed Entities capitalized third-party placement fees and compensation that was directly related to transactions that will generate future revenue, performance allocations compensation, and other costs. The capitalized placement fees and compensation are amortized over the life of the applicable Funds while the capitalized performance allocations compensation is expensed as the related performance allocations compensation is paid.
Contract Liabilities
Contract liabilities consist of the following (in thousands):

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)

Performance allocations received in advance	$1,211	$1,211	$1,211
Fees received in advance	33,698	34,330	32,999
Total contract liabilities	$34,909	$35,541	$34,210
Contract liabilities consist of performance allocations and fees received in advance. The Contributed Entities are allocated performance allocations from their Funds upon exceeding performance thresholds. Depending upon future performance of these Funds, the allocated performance allocations received in advance may be subject to clawback. Generally, the actual clawback liability is not settled until the dissolution and winding up of the Fund.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

Investments
The Contributed Entities’ investments consist of interests held directly and indirectly through the Contributed Entities and their subsidiaries, including consolidated investments and investments accounted for under the equity method of accounting. The Contributed Entities’ investment activities were conducted primarily through their Strategic Holdings segment.
Real Estate Assets
Real estate assets are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are recognized on a straight-line basis over the estimated useful lives of the assets, which are generally 40 years for buildings, 15 years for site improvements, the shorter of the useful life or lease term for tenant improvements, and the applicable lease term for intangible lease assets.
Real estate acquired through a foreclosure or a deed-in-lieu of foreclosure is initially recognized at fair value when the Contributed Entities assume legal title or physical possession. The value of the acquired property is allocated to the acquired tangible and intangible assets and liabilities based on their relative fair values.
Recoverability of Real Estate Assets
The Contributed Entities evaluate real estate assets for impairment when events or changes in circumstances indicate that their carrying amounts may not be recoverable. Such indicators may include tenant financial difficulties, lease terminations, vacancies, declining operating performance, changes in anticipated holding periods and reduction in estimated market values.
If the carrying amount of an asset is not recoverable through its expected undiscounted cash flows, the Contributed Entities recognize an impairment loss for the excess of the carrying amount over fair value. Fair value is generally estimated using discounted cash flow analyses and comparable market transactions.
Real Estate Acquisition and Development Activities
The cost of an acquired real estate asset is allocated to land, buildings and improvements, and identifiable intangible lease assets and liabilities based on their relative fair values. The Contributed Entities generally utilize third-party appraisals and other available market information in determining fair values, which may include assumptions regarding market rents, rental growth, capitalization and discount rates, interest rates and other variables. Direct acquisition costs associated with asset acquisitions are capitalized as part of the cost of the acquired assets; other transaction-related costs are expensed as incurred.
Costs directly associated with the development, construction and lease-up of real estate projects, including qualifying interest costs are capitalized as construction in progress.
Equity-Method Investments
The Contributed Entities account for investments over which they have the ability to exercise significant influence, but do not meet the requirements for consolidation, under the equity method of accounting. Equity-method investments are initially recognized at cost and subsequently adjusted for the Contributed Entities’ allocable share of the investee’s earnings or losses, contributions made and distributions received.
For certain eligible equity-method investments, the Contributed Entities have elected the fair value option on an instrument-by-instrument basis. Investments for which the fair value option has been elected are measured at fair value at each reporting date. See Note 3 — Fair Value Measurements, for additional information regarding the valuation of these investments.
The Contributed Entities’ allocable share of investee earnings or losses and changes in fair value, as applicable, are recognized in income from equity-method investments in the combined and consolidated statements of operations.
Equity-method investments for which the fair value option has not been elected are evaluated for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized when a decline in value is determined to be other than temporary.
The Contributed Entities’ equity-method investments primarily include interests in managed Funds, unconsolidated joint ventures and other owner-operators of real assets. See Note 4 — Investments, for additional information regarding these investments.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

Equity Securities
The Contributed Entities’ investments in equity securities of public and private companies are carried at their estimated fair values with net realized and unrealized losses from consolidated investments reported on the combined and consolidated statements of operations. Dividend income is recognized when the Contributed Entities’ right to receive payment is established.
Equity securities without readily determinable fair values that do not qualify for the net asset value practical expedient are measured at cost, less impairment, and adjusted for observable price changes in orderly transactions for identical or similar investments of the same issuer. The Contributed Entities evaluate these investments for impairment at each reporting date.
Loans Receivable
The Contributed Entities’ loans receivable include loans to other owner-operators of real assets and loans to Funds. The Contributed Entities intend to hold the loans for the foreseeable future or until maturity. Such loans are carried on the Contributed Entities’ combined and consolidated balance sheets at cost and include accrued and unpaid interest income.
Other Assets, Net
Other assets, net consist of the following (in thousands):

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)

Property and equipment, net (1)	$13,203	$13,112	$9,670
Accounts receivable, net	32	21	—
Prepaid expenses	10,563	9,909	8,627
Right-of-use assets	26,215	27,243	14,220
Deferred financing costs, net	1,894	2,118	819
Other assets, net	7,038	3,829	2,610
Total other assets, net	$58,945	$56,232	$35,946
____________________________________
(1)Net of accumulated depreciation and amortization of $7.5 million (unaudited), $7.0 million and $5.9 million as of March 31, 2026 and December 31, 2025 and 2024, respectively. Depreciation and amortization expense related to property and equipment was $509,000 (unaudited) and $492,000 (unaudited) for the three months ended March 31, 2026 and 2025, respectively, and $2.0 million, $2.2 million and $2.2 million for the years ended December 31, 2025, 2024 and 2023, respectively, which were recorded in general and administrative in the combined and consolidated statements of operations.
Accrued Expenses and Other Liabilities
Accrued expenses and other liabilities consist of the following (in thousands):

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)

Accrued expenses	$19,487	$22,503	$19,261
Operating lease liabilities	29,806	30,842	18,112
Accrued compensation and benefits	19,282	59,430	58,580
Accrued interest	1,697	4,833	4,271
Other liabilities	1,265	821	1,099
Total accrued expenses and other liabilities	$71,537	$118,429	$101,323
Goodwill
Goodwill represents the excess cost over identifiable net assets of an acquired business. As of March 31, 2026 and December 31, 2025 and 2024, the Contributed Entities’ goodwill reflected on the combined and consolidated balance sheets relates to goodwill existing within the Contributed Entities prior to the Transactions. The Contributed Entities have determined

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

that they have one reporting unit for goodwill impairment testing purposes. Goodwill is tested annually for impairment or more frequently if circumstances indicate impairment may have occurred. No impairment was identified during the annual impairment assessments as of December 31, 2025 and 2024, or during management's evaluation of impairment indicators as of March 31, 2026.
Leases
The Contributed Entities act as both a lessor and lessee in the ordinary course of business. As a lessor, lease revenues are primarily derived from operating leases associated with real estate assets held within the Strategic Holdings segment and are included in revenues from consolidated investments in the accompanying combined and consolidated statements of operations. The Contributed Entities have elected to not separate lease and non-lease components for their real estate operating leases when the revenue recognition timing and pattern of transfer are the same for both types of components.
As a lessee, the Contributed Entities lease office space and other facilities under operating lease arrangements. Right-of-use assets and lease liabilities are recognized based on the present value of future lease payments over the lease term. The Contributed Entities use judgment in determining lease terms and discount rates where applicable.
See Note 9 — Leases for additional quantitative information on the Contributed Entities’ leases.
Noncontrolling Interests
Noncontrolling Interests in Consolidated Entities
Noncontrolling interests in consolidated entities represent third-party noncontrolling interests in consolidated investments of the Contributed Entities.
Income Taxes
The Contributed Entities are limited liability companies with all federal and state income tax liabilities and/or benefits of the Contributed Entities being passed through to the members. As such, no recognition of federal or state income taxes for the Contributed Entities or their subsidiaries that are organized as limited liability companies has been provided for in the combined and consolidated financial statements and no provision for income taxes is included in the combined and consolidated financial statements. Any uncertain tax position taken by the members is not an uncertain position of the Contributed Entities.
ASC Topic 740, Income Taxes (“ASC 740”), provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the combined and consolidated financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Contributed Entities’ tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current period. No such items existed in 2025, 2024 or 2023.
In addition, certain subsidiaries of the Contributed Entities are subject to state and local income, franchise, and other forms of taxation imposed by certain state and local jurisdictions on their taxable income.
The Contributed Entities’ tax returns for tax years 2022 through 2025 remain subject to examination by federal and state taxing authorities.
Reportable Segments
The Contributed Entities’ segment information reflects how the chief operating decision maker reviews information for operational decision-making purposes. The Contributed Entities conduct their business through two reportable segments: Asset Management and Strategic Holdings. The Contributed Entities’ segment accounting policies are generally consistent with the accounting policies described herein. See Note 10 — Segment Reporting, for additional information regarding the Contributed Entities’ reportable segments, segment profitability measures and the basis on which segment results are presented.
Recent Accounting Pronouncements
From time to time, new accounting pronouncements are issued by various standard setting bodies that may have an impact on the Contributed Entities’ accounting and reporting. Except as otherwise stated below, the Contributed Entities are currently

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

evaluating the effect that certain new accounting requirements may have on the Contributed Entities’ accounting and related reporting and disclosures in the Contributed Entities’ combined and consolidated financial statements.
In August 2023, the FASB issued ASU No. 2023-05, Business Combinations - Joint Venture Formations (Subtopic 805-60): Recognition and Initial Measurement. ASU 2023-05 requires a joint venture, upon formation, to measure its assets and liabilities at fair value in its standalone financial statements. A joint venture will recognize the difference between the fair value of its equity and the fair value of its identifiable assets and liabilities as goodwill (or an equity adjustment, if negative) using the business combination accounting guidance regardless of whether the net assets meet the definition of a business. The new accounting standard is intended to reduce diversity in practice. This ASU will apply to joint ventures that meet the definition of a corporate joint venture under GAAP, thus limiting its scope to joint ventures not controlled and therefore not consolidated by any joint venture investor. This standard does not change the accounting of investments by the investors in a joint venture in their individual financial statements, and therefore, its adoption will have no impact on the Contributed Entities’ combined and consolidated financial statements. This accounting standard is effective for joint ventures formed on or after January 1, 2025. The Contributed Entities adopted the guidance during the year ended December 31, 2025, and the adoption did not have a material impact on the Contributed Entities’ combined and consolidated financial statements.
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), introducing changes to income tax disclosures, primarily relating to effective tax rates and cash paid for taxes. This ASU requires companies to provide an annual rate reconciliation in both dollar figures and percentages, and changes the way annual income taxes paid are disclosed by all entities, necessitating a breakdown by federal, state, and foreign jurisdictions. The standard becomes effective for public business entities for fiscal years beginning after December 15, 2024 and December 15, 2025 for all other entities. ASU 2023-09 may be applied prospectively or retrospectively. The impact of adoption is subject to the disclosure requirements of ASC 740, Income Taxes. The Contributed Entities adopted the standard for the fiscal year ended December 31, 2025 with no material effect on their disclosures.
In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 requires that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. ASU 2024-03 is effective on either a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027, and early adoption is permitted. The Contributed Entities are currently evaluating whether the adoption of ASU 2024-03 will have a material impact on their combined and consolidated financial statements and disclosures.
In May 2025, the FASB issued ASU No. 2025-03, an update to ASC Topic 805, Business Combinations, and ASC Topic 810, Consolidation (“ASU 2025-03”). ASU 2025-03 amends the guidance for determining the accounting acquirer in a business combination in which the legal acquiree is a VIE. This amendment aligns the determination of the accounting acquirer for VIEs with the guidance used for other business combinations. ASU 2025-03 is effective for fiscal years beginning after December 15, 2026, with early adoption permitted. The Contributed Entities have early adopted ASU 2025-03 beginning January 1, 2026, and the adoption did not have a material impact on the Contributed Entities’ combined and consolidated financial statements.
NOTE 3 — FAIR VALUE MEASUREMENTS
GAAP defines fair value, establishes a framework for measuring fair value, and requires disclosures about fair value measurements. GAAP emphasizes that fair value is intended to be a market-based measurement, as opposed to a transaction-specific measurement.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate the fair value. Assets and liabilities are measured using inputs from three levels of the fair value hierarchy, as follows:
Level 1 — Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Contributed Entities have the ability to access at the measurement date. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2 — Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

Level 3 — Unobservable inputs, which are only used to the extent that observable inputs are not available, reflect the Contributed Entities’ assumptions about the pricing of an asset or liability.
The following describes the methods the Contributed Entities use to estimate the fair value of the Contributed Entities’ financial assets and liabilities:
Investments in Managed Funds — at Fair Value — Investments in managed funds — at fair value accounted for under the equity-method of accounting consist of the Contributed Entities’ interests in certain Funds, which are not redeemable or are subject to redemption restrictions.
For investments in managed Funds that do not have readily determinable fair values, the Contributed Entities use NAV per share, or its equivalent, as a practical expedient to estimate fair value. The practical expedient is used when the underlying Fund calculates NAV in a manner consistent with the measurement principles applicable to investment companies under ASC Topic 946 as of the Contributed Entities’ measurement date. NAV generally represents the Contributed Entities’ proportionate interest in the net assets of the underlying Fund, which are measured principally at fair value under the Fund’s valuation policies. The Contributed Entities evaluate the reported NAV, the underlying Fund’s valuation process and any relevant restrictions on redemption or transfer in determining whether NAV is an appropriate estimate of fair value. Investments measured using the NAV practical expedient are not categorized within the fair value hierarchy and are presented separately in the recurring fair value table.
Investments in Unconsolidated Joint Ventures — at Fair Value — Investments in unconsolidated joint ventures at fair value that were classified within Level 3 of the fair value hierarchy and were valued using a discounted cash flow methodology. As of March 31, 2026 and December 31, 2025 and 2024, these investments had an aggregate fair value of $14.7 million (unaudited), $14.7 million and $29.8 million, respectively. As of both March 31, 2026 and December 31, 2025, the fair value of these investments was based on a 30.0% discount rate and a 10.0x multiple of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The fair value of these investments as of December 31, 2024 was based on a 20.0% discount rate and a 14.0x multiple of EBITDA.
Equity Securities — The Contributed Entities’ equity securities are valued using Level 1, Level 2 or Level 3 inputs depending upon the availability of the fair value inputs used in determining the respective fair values. The estimated fair value of the Contributed Entities’ equity securities is based on quoted market prices when readily and regularly available in an active market.
A breakout of the Contributed Entities’ equity securities’ levels of the fair value hierarchy as of March 31, 2026 and December 31, 2025 and 2024 can be found in the tables under Items Measured at Fair Value on a Recurring Basis below.
Credit Investments — The Contributed Entities value these investments using available market quotations, pricing-service information, broker-dealer indications and discounted cash flow analyses, as applicable.
Credit Facilities and Notes Payable, Net — The fair value is estimated by discounting the expected cash flows based on estimated borrowing rates available to the Contributed Entities as of the measurement date. Current and prior period liabilities’ carrying and fair values exclude net deferred financing costs. These financial instruments are valued using Level 2 inputs. As of March 31, 2026, the estimated fair value of the Contributed Entities’ debt was $354.6 million (unaudited), compared to a carrying value of $353.9 million (unaudited). As of December 31, 2025, the estimated fair value of the Contributed Entities’ debt was $336.6 million, compared to a carrying value of $335.7 million. The estimated fair value of the Contributed Entities’ debt as of December 31, 2024 was $267.6 million compared to a carrying value of $269.9 million.
Other Financial Instruments — The Contributed Entities consider the carrying values of their cash and cash equivalents, receivables, accounts payable and accrued expenses and other short-term assets and liabilities to approximate their fair values because of the short period of time between their origination and their expected realization as well as their highly-liquid nature.
Considerable judgment is necessary to develop estimated fair values of financial assets and liabilities. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Contributed Entities could realize, or be liable for, upon disposition of the financial assets and liabilities. The Contributed Entities evaluate their hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. The Contributed Entities do not expect that changes in classifications between levels will be frequent.
Fair Value Option

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

The fair value option provides an option to elect fair value for selected financial assets, financial liabilities, unrecognized firm commitments, and written loan commitments.
The Contributed Entities have elected to measure certain instruments at fair value for several reasons including to mitigate income statement volatility caused by the differences between the measurement basis of elected instruments (e.g., certain instruments that otherwise would be accounted for on an accrual basis) and the associated risk management arrangements that are accounted for on a fair value basis, as well as to better reflect those instruments that are managed on a fair value basis.
The Contributed Entities have elected the fair value option for the following instruments:
•Investments in unconsolidated joint ventures — at fair value
Gains and losses related to investment funds are recorded in income from equity-method investments on the combined and consolidated statements of operations. Gains and losses related to investments of consolidated VIEs are recorded in revenues from consolidated investments on the combined and consolidated statements of operations. Additional information regarding debt investments for which the fair value option has been elected, including principal balances and fair values, is included in Note 4 — Investments.
Items Measured at Fair Value on a Recurring Basis
In accordance with the fair value hierarchy described above, the following tables show the fair value of the Contributed Entities’ financial assets that are required to be measured at fair value on a recurring basis as of March 31, 2026 and December 31, 2025 and 2024, respectively (in thousands):

	Balance as of March 31, 2026	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Net Asset Value (NAV)
	(Unaudited)

Investments in managed funds — at fair value	$451,410	$—	$—	$—	$451,410
Investments in unconsolidated joint ventures — at fair value	56,343	—	41,649	14,694	—
Equity securities	10,272	—	10,272	—	—
Total assets	$518,025	$—	$51,921	$14,694	$451,410

	Balance as of December 31, 2025	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Net Asset Value (NAV)
Investments in managed funds — at fair value	$447,262	$—	$—	$—	$447,262
Investments in unconsolidated joint ventures — at fair value	56,556	—	41,856	14,700	—
Equity securities	5,078	—	5,078	—	—
Total assets	$508,896	$—	$46,934	$14,700	$447,262

	Balance as of December 31, 2024	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Net Asset Value (NAV)
Investments in managed funds — at fair value	$337,359	$—	$—	$—	$337,359
Investments in unconsolidated joint ventures — at fair value	41,932	—	12,138	29,794	—
Equity securities	7,873	—	7,873	—	—
Total assets	$387,164	$—	$20,011	$29,794	$337,359

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

The following are reconciliations of the changes in assets measured at fair value with Level 3 inputs in the fair value hierarchy for the three months ended March 31, 2026, and the years ended December 31, 2025 and 2024 (in thousands):

Level 3
Beginning balance, January 1, 2024	$39,075
Net unrealized loss	(7,183)
Net investment loss	(2,098)
Balance, December 31, 2024	29,794
Transfers out of Level 3	(29,794)
Transfers into Level 3	12,126
Net unrealized gain	2,251
Net investment income	323
Balance, December 31, 2025	14,700
Distributions (1)	(6)
Net unrealized loss (1)	(689)
Net realized gain (1)	689
Balance, March 31, 2026 (1)	$14,694
___________________________________
(1)(Unaudited)
NOTE 4 — INVESTMENTS
Investments consist of the following (in thousands):

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)

Real estate assets, net	$26,501	$25,413	$26,466
Credit investments	56,159	71,683	112,205
Investments in managed funds and unconsolidated joint ventures	529,103	525,184	401,877
Investments in other owner-operators of real assets	17,541	18,301	19,557
Total investments	$629,304	$640,581	$560,105
Real Estate Assets, Net
Real estate assets, net consist of the following (in thousands):

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)

Land	$18,077	$18,077	$18,077
Buildings, fixtures and improvements	4,105	3,144	2,420
Other real estate assets	4,450	4,269	7,763
Less: accumulated depreciation and amortization	(131)	(77)	(1,794)
Total real estate assets, net	$26,501	$25,413	$26,466

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

Credit Investments
Credit investments consist of the following (in thousands):

	As of March 31,	As of December 31,
	2026	2025	2024
	Carrying Value
	(Unaudited)

Loans to other owner-operators of real assets (1)	$29,968	$28,244	$23,403
Equity securities (2)	25,111	22,766	17,233
Loans to Funds	1,080	20,673	71,569
Total	$56,159	$71,683	$112,205
____________________________________
(1)See further discussion under “Investments in Other Owner-Operators of Real Assets” below.
(2)Includes amounts held at fair value, as further described in Note 3 — Fair Value Measurements.
Equity-method investments
Investments in Managed Funds and Unconsolidated Joint Ventures
Investments in Managed Funds and Unconsolidated Joint Ventures consist of the following (in thousands):

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)

Investments in managed funds — at fair value	$451,410	$447,262	$337,359
Investments in managed funds — at cost	21,350	21,366	22,586
Investments in unconsolidated joint ventures — at fair value	56,343	56,556	41,932
Total investments in managed funds and unconsolidated joint ventures	$529,103	$525,184	$401,877
Investments in managed funds consist primarily of general partner interests, co-investments and other interests in Funds sponsored or managed by the Contributed Entities. Investments in unconsolidated joint ventures represent other strategic joint ventures. These investments are accounted for under the equity method, including certain eligible investments for which the Contributed Entities elected the fair value option.
Investments in Other Owner-Operators of Real Assets
Investments in other owner-operators of real assets represent equity-method interests in joint ventures that own and operate real assets platforms. These investments consist of the following (in thousands):

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)
Owner-operator of real assets in Europe	$6,196	$8,602	$11,258
Owner-operator of real assets in Latin America	11,345	9,699	8,299
Investments in owner-operators of real assets	$17,541	$18,301	$19,557
The Contributed Entities have a lending agreement with one of their owner-operator investments. As of March 31, 2026 and December 31, 2025 and 2024, outstanding principal balances of $29.8 million (unaudited), $28.1 million and $23.4 million, respectively, and accrued interest of $168,000 (unaudited), $144,000 and $53,000, respectively, were included in loans to other owner-operators of real assets.
Summarized Financial Information
The Contributed Entities evaluate each of their equity method investments to determine if any are significant as defined in the regulations promulgated by the SEC. As of March 31, 2026 and December 31, 2025 and 2024, no individual equity-method

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

investment held by the Contributed Entities met the significance criteria. As such, the Contributed Entities are not required to present separate financial statements for any of their equity-method investments. The following table shows summarized financial information relating to the combined and consolidated balance sheets as of March 31, 2026 and December 31, 2025 and 2024, and the combined and consolidated statements of operations for the three months ended March 31, 2026 and 2025, and the years ended December 31, 2025, 2024 and 2023, for all the Contributed Entities’ equity-method investments on an aggregate basis (in thousands):

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)
Assets:
Investments	$17,553,051	$17,413,174	$18,458,698
Other assets	1,987,091	1,704,413	1,632,971
Total assets	$19,540,142	$19,117,587	$20,091,669

Liabilities and equity:
Debt, net	$5,895,026	$5,840,024	$6,956,979
Other liabilities	700,538	576,981	600,390
Total liabilities	$6,595,564	$6,417,005	$7,557,369
Total equity	$12,944,578	$12,700,582	$12,534,300
Total liabilities and equity	$19,540,142	$19,117,587	$20,091,669

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)
Net investment income (loss)	$(15,984)	$20,159	$(52,395)	$(292,860)	$50,265
Realized and unrealized gain (loss) on investments	104,971	(109,781)	214,730	(721,620)	(890,481)
Net income (loss)	$88,987	$(89,622)	$162,335	$(1,014,480)	$(840,216)
NOTE 5 — CREDIT FACILITIES AND NOTES PAYABLE, NET
As of March 31, 2026 and December 31, 2025, the Contributed Entities had $353.9 million (unaudited) and $335.7 million of debt outstanding, respectively, including net deferred financing costs. The following tables summarize the debt balances as

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

of March 31, 2026, and December 31, 2025 and 2024, and the debt activity for the three months ended March 31, 2026, and the year ended December 31, 2025 (in thousands):

Debt Activity:	Balance as of December 31, 2024	Debt Issuances & Assumptions (1)	Repayments & Modifications	Amortization	Balance as of December 31, 2025
Corporate subsidiary borrowings:
Revolving credit facility	$103,000	$197,300	$(132,000)	$—	$168,300
Senior notes	150,000	—	—	—	150,000
Total debt - corporate	253,000	197,300	(132,000)	—	318,300
Deferred costs - senior notes	(3,043)			459	(2,584)
Total - Corporate subsidiary borrowings	249,957	197,300	(132,000)	459	315,716

Strategic Holdings borrowings:
Mortgage payable	20,105	—	—	—	20,105
Total - Strategic Holdings	20,105	—	—	—	20,105
Deferred costs - Strategic Holdings borrowings	(208)	—	—	98	(110)
Total - Strategic Holdings borrowings	19,897	—	—	98	19,995

Total	$269,854	$197,300	$(132,000)	$557	$335,711
____________________________________
(1)Includes deferred financing costs incurred during the period, if any.

Debt Activity:	Balance as of December 31, 2025	Debt Issuances & Assumptions (1)	Repayments & Modifications	Amortization	Balance as of March 31, 2026
		(Unaudited)
Corporate subsidiary borrowings:
Revolving credit facility	$168,300	$91,000	$(73,000)	$—	$186,300
Senior notes	150,000	—	—	—	150,000
Total debt - corporate	318,300	91,000	(73,000)	—	336,300
Deferred costs - senior notes	(2,584)			115	(2,469)
Total - Corporate subsidiary borrowings	315,716	91,000	(73,000)	115	333,831

Strategic Holdings borrowings:
Mortgage payable	20,105	—	—	—	20,105
Total - Strategic Holdings	20,105	—	—	—	20,105
Deferred costs - Strategic Holdings borrowings	(110)	—	—	25	(85)
Total - Strategic Holdings borrowings	19,995	—	—	25	20,020

Total	$335,711	$91,000	$(73,000)	$140	$353,851
____________________________________
(1)Includes deferred financing costs incurred during the period, if any.
Corporate Subsidiary Borrowings
Corporate subsidiary borrowings consists of debt used to support the Contributed Entities’ real assets management platform, general corporate activities, working capital and other permitted purposes. Interest expense related to these borrowings is not allocated to either of the Contributed Entities’ reportable segments.
Revolving Credit Facility
As of March 31, 2026 and December 31, 2025, CIM Group Management, LLC had a revolving credit agreement with an aggregate commitment of $250.0 million and a maturity date of March 28, 2028. The maturity date can be extended for up to two additional terms, each no longer than twelve months, subject to satisfaction of certain conditions. Outstanding advances

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

under the revolving credit facility bear interest at Term Secured Overnight Financing Rate (“SOFR”) plus an applicable margin ranging from 2.75% – 3.50%, depending on CIM Group Management, LLC’s ratio of Consolidated Net Funded Indebtedness to Consolidated Adjusted EBITDA (as such terms are defined in the amended and restated revolving credit agreement). The revolving credit facility is subject to customary financial covenants such as a consolidated net leverage ratio and a minimum fee earning equity owned and operated. CIM Group Investments, LLC does not guarantee the revolving credit facility.
As of March 31, 2026 and December 31, 2025, the outstanding balance on the revolving credit facility was $186.3 million (unaudited) and $168.3 million, respectively. The Contributed Entities believe CIM Group Management, LLC was in compliance with the financial covenants under the revolving credit facility as of March 31, 2026 and December 31, 2025.
Senior Notes
As of March 31, 2026 and December 31, 2025, CIM Group Management, LLC had $150.0 million of senior notes outstanding, comprising of (a) $50.0 million aggregate principal amount of 6.42% Series A Senior Notes due August 30, 2029, (b) $75.0 million aggregate principal amount of 6.50% Series B Senior Notes due August 30, 2032 and (c) $25.0 million aggregate principal amount of 6.75% Series C Senior Notes due August 30, 2034 (collectively, the “Senior Notes”). Interest is payable semiannually in February and August. The Senior Notes are subject to customary financial covenants such as a consolidated net leverage ratio and a minimum fee earning equity owned and operated. CIM Group Investments, LLC does not guarantee the Senior Notes. The entire unpaid principal balance of each Senior Note is due and payable on its respective maturity date. The Contributed Entities believe CIM Group Management, LLC was in compliance with the financial covenants under the Senior Notes as of March 31, 2026 and December 31, 2025.
Strategic Holdings Borrowings
Mortgage Payable
As of March 31, 2026 and December 31, 2025, a subsidiary of CIM Group Investments, LLC had $20.1 million outstanding under a mortgage payable (the “Mortgage Note”), which bears interest based on SOFR or the prime rate plus an applicable margin. The Mortgage Note has a maturity date of March 1, 2027, with an option to extend until August 30, 2027, subject to certain conditions. Another subsidiary of CIM Group Investments, LLC provides a limited guarantee of up to $6.0 million, which may be reduced by certain qualifying property expenditures.
Maturities
Liquidity and Financial Condition — The Contributed Entities have $20.1 million of debt maturing within the next 12 months following the date these financial statements are issued. The Contributed Entities may exercise their option to extend until August 30, 2027 under the Mortgage Payable that is maturing within the next 12 months, which management believes is probable given their history of meeting all compliance metrics with this Mortgage Payable. The Contributed Entities also have the ability to enter into new financing arrangements or refinance existing arrangements to meet their obligations as they become due, which management believes is probable based on the current loan-to-value ratios and assessment of the current lending environment.
The following tables summarize the scheduled aggregate principal repayments for the Contributed Entities’ outstanding debt subsequent to March 31, 2026 and December 31, 2025 (in thousands):

As of December 31, 2025
Principal Repayments
2026	$—
2027	20,105
2028	168,300
2029	50,000
2030	—
Thereafter	100,000
Total	$338,405

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

As of March 31, 2026
Principal Repayments
(Unaudited)

Remainder of 2026	$—
2027	20,105
2028	186,300
2029	50,000
2030	—
Thereafter	100,000
Total	$356,405
NOTE 6 — COMMITMENTS AND CONTINGENCIES
Litigation and Legal and Regulatory Matters
In the ordinary course of business, the Contributed Entities and/or their subsidiaries may become subject to litigation and claims. The Contributed Entities are not aware of any material pending legal proceedings, other than ordinary routine litigation incidental to the Contributed Entities’ business, to which the Contributed Entities are a party or of which the Contributed Entities’ properties are the subject. The Contributed Entities and/or their subsidiaries are also subject to oversight by various local, state and federal regulatory authorities, including, but not limited to, real estate, finance, and/or securities regulators and tax authorities. From time to time, the Contributed Entities and/or their subsidiaries receive requests for information from governmental authorities conducting inquiries regarding business activities. The Contributed Entities have cooperated and will continue to cooperate with such requests. The Contributed Entities believe that the ultimate resolution of any governmental inquiry will not have a material impact on the Contributed Entities’ combined and consolidated financial position or their results of operations.
Unfunded Commitments
As of both March 31, 2026 and December 31, 2025, the Contributed Entities had aggregate unfunded capital commitments of $19.1 million into the Funds. These commitments will be funded as required through the end of the respective commitment periods.
Environmental Matters
In connection with the ownership and operation of real estate, the Contributed Entities may potentially be liable for costs and damages related to environmental matters. In addition, the Contributed Entities may own or acquire certain properties that are subject to environmental remediation. Generally, the seller of the property, the tenant of the property and/or another third party is responsible for environmental remediation costs related to a property. Additionally, in connection with the purchase of certain properties, the respective sellers and/or tenants may agree to indemnify the Contributed Entities against future remediation costs. The Contributed Entities also carry environmental liability insurance on their properties that provides limited coverage for any remediation liability and/or pollution liability for third-party bodily injury and/or property damage claims for which the Contributed Entities may be liable. The Contributed Entities are not aware of any environmental matters which they believe are reasonably likely to have a material effect on their results of operations, financial condition or liquidity.
Guarantees
The Contributed Entities enter into contracts and agreements that may commit the Contributed Entities to certain performance and completion guarantees in connection with the Contributed Entities’ services in the normal course of business of managing the Funds. The Contributed Entities’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Contributed Entities that have not yet occurred.
NOTE 7 — RELATED-PARTY TRANSACTIONS AND ARRANGEMENTS
Revenues Earned from Related Party Funds and Affiliates
Substantially all of the Contributed Entities’ revenues are earned from the Funds being managed, directly or indirectly, by the Contributed Entities, including management fees, incentive fees, performance allocations, and reimbursements. The related

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

receivables are presented in management fees and other receivables from related parties in the combined and consolidated balance sheets. Management fees and incentive fees earned from Funds consolidated by the Contributed Entities are eliminated in consolidation.
Certain subsidiaries of the Contributed Entities provide leasing, property management, development and other real estate services to entities affiliated with certain founders. Fees for these services are established under the applicable service agreements and are generally based on fee arrangements used for similar services provided to Funds or other managed accounts.
In certain arrangements, the Contributed Entities serve as manager of record and engage an affiliated entity as sub-manager. Substantially all fees earned under those arrangements are paid to the affiliated sub-manager (and so are not recognized as revenues or expenses by the Contributed Entities), resulting in no net economic benefit to the Contributed Entities.
The following table details the management and other revenue earned from other entities affiliated with certain founders of the Contributed Entities for the three months ended March 31, 2026 and 2025, and the years ended December 31, 2025, 2024 and 2023 (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)

Management fees and other revenue - affiliates	$914	$6,073	$16,562	$25,585	$25,832
Management Fees and Other Receivables from Related Party Funds and Affiliates
Management fees and other receivables from related parties include unpaid management fees, transaction fees and reimbursable expenses from the Funds the Contributed Entities manage and their portfolio companies, reimbursable payments for certain operating costs incurred by these Funds as well as their related parties and other related party amounts arising from transactions.
The following table details the components of management fees and other receivables from related party Funds, as well as from entities affiliated with certain founders of the Contributed Entities as of March 31, 2026 and December 31, 2025 and 2024 (in thousands):

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)
Management fees receivable	$51,495	$58,275	$56,320
Other receivables	65,972	75,063	73,540
Total (1)	$117,467	$133,338	$129,860
____________________________________
(1)Includes amounts due from entities affiliated with certain founders of the Contributed Entities as of March 31, 2026 and December 31, 2025 and 2024 of $5.2 million (unaudited), $8.7 million and $6.9 million, respectively.
Management fees receivable represent fees receivable for real property management and related real property services (including property management, development management, leasing, and sales brokerage services) performed for related parties and for entities affiliated with certain founders of the Contributed Entities at rates agreed upon and set forth in the applicable agreements.
Other receivables from related parties represents amounts receivable for operating costs and expenses paid or incurred by the Contributed Entities on behalf of related parties and for entities affiliated with certain founders of the Contributed Entities pursuant to the applicable agreements. These amounts include costs associated with due diligence services provided in connection with potential acquisitions of properties, organizational costs of new Funds and certain Fund expenses. The Contributed Entities are also reimbursed for payroll, general and administrative expenses, and other related costs incurred in connection with services or functions provided or made available to the Funds and/or their assets. Such reimbursement is generally at cost with no profit to, or markup by, the Contributed Entities.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

Affiliate Transactions
Services and Cost-Sharing Arrangements with Affiliates
Certain subsidiaries of the Contributed Entities enter into service, cost-sharing and expense-reimbursement arrangements with entities affiliated with certain founders of the Contributed Entities. Under these arrangements, the Contributed Entities may receive executive, administrative, office, travel, asset oversight, monitoring, sub-advisory and other services and may also provide services or incur costs on behalf of related parties. Reimbursable travel costs under these arrangements include, from time to time, the use of aircraft owned or operated by founder-affiliated entities. Such aircraft usage is reimbursed at an hourly rate that management believes is below the cost of third-party charter services for comparable aircraft.
The following table details expenses to founder-affiliates included in general and administrative expenses in the combined and consolidated statements of operations for the three months ended March 31, 2026 and 2025, and the years ended December 31, 2025, 2024 and 2023 including sub-adviser fees paid to affiliates in accordance with sub-advisory agreements (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)

Sub-adviser fees	$836	$1,281	$5,169	$6,927	$9,239
Travel expenses	$639	$379	$2,417	$2,744	$2,287
Other	$139	$74	$466	$429	$446
Leases
Certain subsidiaries of the Contributed Entities lease office space and corporate housing from entities affiliated with certain founders. The Contributed Entities also share certain office locations with an affiliated sub-adviser and are allocated lease costs based on the relative usage of the applicable space. Additionally, certain subsidiaries of the Contributed Entities lease office space from related Funds.
The following table details rent expense included in general and administrative expenses in the combined and consolidated statements of operations for the three months ended March 31, 2026 and 2025, and the years ended December 31, 2025, 2024 and 2023 (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)
Rent expense to affiliates	$1,219	$964	$3,979	$4,269	$4,809
Rent expense to related Funds	176	381	1,529	1,459	1,457
Total	$1,395	$1,345	$5,508	$5,728	$6,266
Due to Affiliates and Related Parties
As of March 31, 2026 and December 31, 2025 and 2024, the Contributed Entities had the following payables due to entities affiliated with certain founders of the Contributed Entities and amounts due to related parties included in due to related parties (in thousands):

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)
Due to affiliates	$6,787	$6,592	$5,759
Due to related parties (1)	3,054	—	4,700
Total	$9,841	$6,592	$10,459
____________________________________
(1)During the year ended December 31, 2025, a note payable to a related Fund with an original principal balance of $4.7 million entered into on February 10, 2017 was deemed canceled, upon the assignment to such related Fund of equity interests in an infrastructure asset with a carrying value of $4.3 million,

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

with the remaining balance settled in cash. Interest expense of $247,000 and $329,000 for the years ended December 31, 2025 and December 31, 2024, respectively, was included in interest expense, net in the combined and consolidated statements of operations.
Investments with Affiliates
The Contributed Entities may acquire interests alongside their affiliated Funds or other affiliates in accordance with the Contributed Entities’ investment objectives and applicable allocation policies. Such interests may include equity interests and other real estate-related assets.
As of March 31, 2026 and December 31, 2025 and 2024, the Contributed Entities held certain investments that were originated, acquired or co-invested alongside affiliated Funds. These investments are managed in the ordinary course of business in accordance with the Contributed Entities’ investment allocation and conflict management policies.
NOTE 8 — EQUITY-BASED COMPENSATION
Incentive Unit Awards
CIM Group Management Holdings, LLC (“Holdings”), the previous parent of one of the Contributed Entities, entered into a grant agreement with an affiliated company, pursuant to which the affiliated company was granted incentive units in Holdings. These interests were granted in connection with admitting new principals and granting certain equity-based compensation awards to such principals. The awards generally vest over periods ranging from five to seven years and are accounted for as equity-classified share-based payment awards under ASC 718. Compensation expense is measured based on the grant-date fair value of the awards and recognized over the applicable requisite service periods, net of estimated forfeitures.
The Contributed Entities recognized compensation expense of $503,000 (unaudited) and $814,000 (unaudited) related to these awards during the three months ended March 31, 2026 and 2025, respectively, and $3.3 million, $2.4 million and $2.4 million during the years ended December 31, 2025, 2024 and 2023, respectively. As of March 31, 2026, unrecognized compensation cost related to the awards was $7.3 million (unaudited) and is expected to be recognized over a weighted-average period of 2.0 years (unaudited). Unrecognized compensation cost related to the awards was $7.8 million as of December 31, 2025 and is expected to be recognized over a weighted-average period of 2.1 years.
NOTE 9 — LEASES
The Contributed Entities act as both a lessor and lessee in the ordinary course of business. The Contributed Entities’ lease activities consist primarily of (i) operating leases associated with their real estate assets within their strategic holdings portfolio and (ii) office leases for corporate and real assets management operations.
Lessee Activities
The Contributed Entities have operating lease agreements in which the Contributed Entities are the lessee, primarily consisting of office leases. The tables below present certain supplemental quantitative disclosures regarding the Contributed Entities’ operating leases (in thousands) as of March 31, 2026 and December 31, 2025, for the three months ended March 31, 2026 and 2025, and the years ended December 31, 2025, 2024 and 2023:

As of December 31, 2025
Maturity of Operating Leases
2026	$5,570
2027	5,778
2028	5,828
2029	5,375
2030	4,010
Thereafter	8,873
Total future payments	35,434
Less: interest	(4,592)
Total operating lease liabilities	$30,842

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

As of March 31, 2026
Maturity of Operating Leases
(Unaudited)
Remainder of 2026	$4,249
2027	5,778
2028	5,828
2029	5,375
2030	4,010
Thereafter	8,873
Total future payments	34,113
Less: interest	(4,307)
Total operating lease liabilities	$29,806

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)
Fixed lease costs	$1,314	$1,387	$5,437	$5,442	$5,082
Variable lease costs	634	399	1,691	2,031	2,449
Sublease income	(290)	—	—	—	—
Total operating lease costs	$1,658	$1,786	$7,128	$7,473	$7,531

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)
Cash payments for operating leases	$1,320	$1,439	$5,729	$6,097	$5,052
New operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$16,202	$17,319	$534	$614

	As of March 31,	As of December 31,
	2026	2025	2024
	(Unaudited)
Weighted-average remaining lease terms (in years)	6.4	6.6	5.3
Weighted-average discount rate	3.8%	3.8%	2.9%
NOTE 10 — SEGMENT REPORTING
The Contributed Entities conduct their business through two reportable segments which are presented below and reflect how their chief operating decision maker (“CODM”), the Contributed Entities’ Chief Executive Officer, reviews financial information to allocate capital, assess operating performance and make strategic business decisions.
–Asset Management: The Asset Management segment represents the Contributed Entities’ primary operating business and provides real assets management, development, property management, leasing, servicing, capital markets and other real asset services to Funds and other entities managed or sponsored by the Contributed Entities or their affiliates.
–Strategic Holdings: The Strategic Holdings segment consists of principal capital invested through Funds, owner-operator partnerships, warehoused investments, strategic investments and other balance-sheet investments.
The Contributed Entities’ CODM is their Chief Executive Officer. The CODM evaluates each segment based on segment earnings, which are presented before income taxes.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

Asset Management Segment Earnings
Asset Management segment earnings is the segment profitability measure used by the CODM to evaluate the performance of the Asset Management segment. Asset Management segment earnings include management fees and other, the Contributed Entities’ share of realized net investment income from other owner-operators of real assets, and net realized performance allocations. These are reduced by compensation and benefits and general and administrative expenses. Asset Management segment earnings is presented net of net income allocated to noncontrolling interests of underlying consolidated entities and excludes unrealized performance allocations, net of related expenses and other items that the Contributed Entities do not consider indicative of segment performance.
Strategic Holdings Segment Earnings
Strategic Holdings segment earnings is the segment profitability measure used by the CODM to evaluate the performance of the Strategic Holdings segment. Strategic Holdings segment earnings consists of the net investment income, including revenues from consolidated investments and investment income from equity-method investments, and net realized gains and losses from investments, including impairment losses. These are reduced by interest expense allocated to the Strategic Holdings segment, expenses from consolidated investments, and general and administrative expenses included in the measure reviewed by the CODM and are presented net of net income allocated to noncontrolling interests of underlying consolidated entities.
Inter-segment Transactions
Inter-segment transactions are not eliminated from segment results when such transactions are considered by the CODM in assessing the results of the respective segments. These transactions primarily include management fees and other fees and reimbursement revenues earned by the Asset Management segment from the Strategic Holdings segment, resulting in an increase to Asset Management segment earnings and a reduction to Strategic Holdings segment earnings. All inter-segment transactions are recorded by each segment based on the applicable governing agreements.
The following tables present the Contributed Entities’ segment results (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)
Asset Management
Management fees and other (1)(2)	$103,917	$106,380	$491,793	$456,236	$501,223
Share of fee-related earnings from other owner-operators (2)	587	(583)	(2,359)	(651)	1,488
Compensation and benefits (3)	(62,651)	(66,720)	(248,884)	(248,444)	(245,025)
General and administrative (3)	(18,821)	(17,938)	(77,273)	(77,362)	(84,112)
Net realized performance allocations	—	(3)	(3)	1,638	636
Other net (loss) income - Asset Management	(630)	112	(2,448)	(2,368)	(1,848)
Asset Management segment earnings	22,402	21,248	160,826	129,049	172,362

Strategic Holdings
Net investment income (loss) (1)	3,562	3,801	66,553	3,734	(2,952)
Net realized loss on investments	227	177	(1,830)	(54,566)	(25,524)
Strategic Holdings segment earnings	3,789	3,978	64,723	(50,832)	(28,476)

Total segment earnings	$26,191	$25,226	$225,549	$78,217	$143,886
___________________________________
(1)    Includes inter-segment management fees and other of $2.0 million (unaudited) and $514,000 (unaudited) for the three months ended March 31, 2026 and 2025, respectively, earned by the Asset Management segment from the Strategic Holdings segment and $4.4 million, $3.2 million, and $1.7 million for the years ended December 31, 2025, 2024 and 2023, respectively.
(2)    The sum of these items represents fee-related revenues. Fee-related revenues consist of real assets management fees, incentive fees, expense reimbursements, and the Contributed Entities’ share of fee-related earnings from their investment in other owner-operators of real assets.
(3)    The sum of these items plus fee-related revenues represents fee-related earnings. Fee-related earnings represents fee-related revenues, less fee-related compensation, operating and general and administrative expenses.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)

The following table reconciles total segment earnings to net income attributable to the Contributed Entities (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)
Reconciliation of Total Segment Earnings to Net Income Attributable to the Contributed Entities:
Total segment earnings	$26,191	$25,226	$225,549	$78,217	$143,886
Net unrealized performance allocations	1,137	5,060	14,012	7,172	(171)
Net unrealized gain (loss) on investments - Strategic Holdings	563	(370)	1,876	111,610	(30,029)
Interest expense related to corporate subsidiary borrowings	(5,797)	(4,667)	(21,534)	(15,277)	(13,466)
Equity-based compensation	(503)	(814)	(3,256)	(2,366)	(2,366)
Net income attributable to the Contributed Entities	$21,591	$24,435	$216,647	$179,356	$97,854
The following table reconciles total segment revenues to total consolidated revenues (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(Unaudited)
Reconciliation of Total Segment Revenues to Total Consolidated Revenues:
Management fees and other (1)	$103,917	$106,380	$491,793	$456,236	$501,223
Share of fee-related earnings from investments in other owner-operators	587	(583)	(2,359)	(651)	1,488
Realized performance allocations, net	—	(3)	(3)	1,638	636
Other net (loss) income - Asset Management	(630)	112	(2,448)	(2,368)	(1,848)
Total Asset Management segment revenues	103,874	105,906	486,983	454,855	501,499
Strategic Holdings net investment income (loss) (1)	3,562	3,801	66,553	3,734	(2,952)
Total	107,436	109,707	553,536	458,589	498,547
Performance allocations - unrealized	1,894	5,456	16,321	9,986	(849)
Performance allocations expense - realized	—	—	—	484	213
Unrealized gain (loss) from equity-method investments	563	(370)	1,876	111,610	(30,029)
Realized gain (loss) from unconsolidated investments	227	177	(1,275)	(22,356)	(24,335)
Net income allocated to noncontrolling interests in consolidated entities	—	356	1,532	1,585	1,848
Interest expense from consolidated investments (2)	349	469	1,794	987	1,104
Expense from consolidated investments (2)	233	360	1,476	1,377	637
General and administrative expenses - Strategic Holdings (2)	84	92	540	210	333
Total consolidated revenues	$110,786	$116,247	$575,800	$562,472	$447,469
___________________________________
(1)    Includes inter-segment management fees and other of $2.0 million (unaudited) and $514,000 (unaudited) earned by the Asset Management segment from the Strategic Holdings segment for the three months ended March 31, 2026 and 2025, respectively, and $4.4 million, $3.2 million, and $1.7 million for the years ended December 31, 2025, 2024 and 2023, respectively.
(2)    Represents expenses from consolidated investments of Strategic Holdings which are included in Strategic Holdings net investment income.

CIM GROUP MANAGEMENT, LLC, CIM GROUP INVESTMENTS, LLC AND SUBSIDIARIES
(THE “CONTRIBUTED ENTITIES”)
NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(information as of March 31, 2026 and for the three months ended March 31, 2026 and 2025 is unaudited)
NOTE 11 — SUBSEQUENT EVENTS
For information on the Transactions see Note 1 - Organization and Business.
The Contributed Entities have evaluated subsequent events through September 4, 2026, the date the combined and consolidated financial statements were available to be issued and concluded that, other than those items already disclosed elsewhere in the notes to the combined and consolidated financial statements, no subsequent events have occurred that would require recognition or disclosure in the combined and consolidated financial statements.
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